        AMENDED OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                          CYPRUS AMAX MINERALS COMPANY

                                      FOR


                         0.3376 SHARES OF COMMON STOCK


                                       OF

                            PHELPS DODGE CORPORATION


                                       OR



                        $19.81 NET TO THE SELLER IN CASH


SUBJECT, IN EACH CASE, TO THE ELECTION AND PRORATION PROCEDURES DESCRIBED IN THE


         PROSPECTUS AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL.



  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 5, 1999, UNLESS THE OFFER IS EXTENDED. CYPRUS AMAX SHARES WHICH
  ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
                            EXPIRATION OF THE OFFER.


To Our Clients:


     Enclosed for your consideration are the Prospectus dated September 22, 1999 (the "Prospectus") and the related Letter of Election and Transmittal (which together constitute the "Offer") in connection with the Offer by Phelps Dodge Corporation, a New York corporation ("Phelps Dodge"), to exchange 0.2203 shares of common stock, par value $6.25 per share, of Phelps Dodge (the "Phelps Dodge Common Shares") plus $6.89 net to the seller in cash for each outstanding share of common stock, no par value (each, a "Cyprus Amax Share" and, collectively, the "Cyprus Amax Shares") of Cyprus Amax Minerals Company, a Delaware corporation ("Cyprus Amax"), on a fully prorated basis, including the associated preferred share purchase rights (each an "Cyprus Amax Right") and, collectively, the "Cyprus Amax Rights") issued pursuant to the Cyprus Amax Rights Agreement, dated as of February 28, 1999, as amended, between Cyprus Amax and The Bank of New York, as Rights Agent, upon the terms and subject to the conditions set forth in the Offer.



     Shareholders whose certificates evidencing Cyprus Amax Shares ("Cyprus Amax Share Certificates") are not immediately available or who cannot deliver their Cyprus Amax Share Certificates and all other documents required by the Letter of Election and Transmittal to the Exchange Agent prior to the Expiration Date (as defined in the Prospectus) or who cannot complete the procedure for delivery by book-entry transfer to the Exchange Agent's account at a Book-Entry Transfer Facility (as defined in "The Offer -- Exchange of Cyprus Amax Shares; Delivery of Phelps Dodge Common Shares and Cash" in the Prospectus) on a timely basis and who wish to tender their Cyprus Amax Shares must do so pursuant to the guaranteed delivery procedure described in "The Offer -- Procedure for Tendering" in the Prospectus. See Instruction 2 of the Letter of Election and Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent.



     THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF CYPRUS AMAX SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF CYPRUS AMAX SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH CYPRUS AMAX SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF ELECTION AND TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER CYPRUS AMAX SHARES HELD BY US FOR YOUR ACCOUNT.



     Accordingly, we request instructions as to whether (a) you wish to have us tender on your behalf any or all of the Cyprus Amax Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer, and

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(b) what election you would like us to make on your behalf in respect of my tendered Cyprus Amax Shares held by us for your account.



     Please note the following:



          1. Phelps Dodge is offering to acquire each outstanding Cyprus Amax Share in exchange for 0.2203 Phelps Dodge Common Shares plus $6.89 net to the seller in cash on a fully prorated basis.


          2. The Offer is being made for all of the outstanding Cyprus Amax Shares.


          3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on October 5, 1999, unless the Offer is extended.



          4. The Offer is conditioned upon, among other things, the Minimum Tender Condition, the Rights Plan Condition, the Phelps Dodge Stockholder Approval Condition, the Fair Price Condition and the HSR Condition (in each case as defined in the Prospectus). See "The Offer -- Conditions of the Offer" in the Prospectus.



          5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Election and Transmittal, stock transfer taxes on the transfer of Cyprus Amax Shares pursuant to the Offer.



     The Offer is made solely by the Prospectus dated September 22, 1999 and the related Letter of Election and Transmittal and any amendments or supplements thereto and is being made to all holders of Cyprus Amax Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Cyprus Amax Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Phelps Dodge may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Cyprus Amax Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Phelps Dodge by Morgan Stanley & Co. Incorporated, as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.


     If you wish to have us tender any or all of your Cyprus Amax Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Cyprus Amax Shares, all such Cyprus Amax Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER CYPRUS AMAX SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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        INSTRUCTIONS WITH RESPECT TO THE AMENDED OFFER TO EXCHANGE EACH

                       OUTSTANDING SHARE OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                            CYPRUS AMAX INCORPORATED

                                      FOR


                         0.3376 SHARES OF COMMON STOCK



                                       OF


                            PHELPS DODGE CORPORATION


                      OR $19.81 NET TO THE SELLER IN CASH


SUBJECT, IN EACH CASE, TO THE ELECTION AND PRORATION PROCEDURES DESCRIBED IN THE
         PROSPECTUS AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL



     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated September 22, 1999 (the "Prospectus"), and the related enclosed Letter of Election and Transmittal (which together constitute the "Offer") relating to the offer by Phelps Dodge Corporation, a New York corporation ("Phelps Dodge"), to exchange 0.2203 shares of common stock, par value $6.25 per share, of Phelps Dodge plus $6.89 net to the seller in cash for each outstanding share of common stock, no par value (each, a "Cyprus Amax Share" and, collectively, the "Cyprus Amax Shares"), of Cyprus Amax Minerals Company, a Delaware corporation ("Cyprus Amax"), on a fully prorated basis including the associated preferred share purchase rights (each, an "Cyprus Amax Right" and, collectively, the "Cyprus Amax Rights").



     You are instructed to tender to CAV Corporation, a Delaware corporation and a wholly owned subsidiary of Phelps Dodge, the number of Cyprus Amax Shares indicated below (or, if no number is indicated below, all Cyprus Amax Shares) that are held by you for the account of the undersigned and to make the following elections in respect of such Cyprus Amax Share, upon the terms and subject to the conditions set forth in the Offer.


Number of Cyprus Amax Shares to be Tendered:
------------------------------------------------------


Number of Cyprus Amax Shares for which


you are electing to receive cash:



Number of Cyprus Amax Shares for which


you are electing to receive Phelps Dodge Common Stock:



Number of Cyprus Amax Shares for which


you are not making any election:



Total number of Cyprus Amax Shares held by you:


Date:
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                                   SIGN HERE

Signature(s):
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(Print Name(s)):
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(Print Address(es)):
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(Area Code and Telephone Number(s)):
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(Taxpayer Identification or Social Security Number(s)):
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Unless otherwise indicated, it will be assumed that all of your Cyprus Amax
Shares held by us for your account are to be tendered and that you are not making any election in respect of such Cyprus Amax Shares.